COLONIAL BANKSHARES, INC.
                         2006 STOCK-BASED INCENTIVE PLAN

                                     FORM OF
                             STOCK OPTION AGREEMENT
                                   (EMPLOYEES)

     A. STOCK OPTIONS ("Options") for a total of _______ shares of Common Stock, par value $.10 per share, of Colonial Bankshares, Inc. (the "Company") are hereby granted to ________________________ (the "Participant"). Participant is an employee of the Company, Colonial Bank, FSB (the "Bank"), or an affiliate of the Company or the Bank. Stock Appreciation Rights with respect to a total of ____________ shares are also granted to the Participant and relate to the Options granted hereunder. The grant and terms of the Options [and Stock Appreciation Rights] shall be subject in all respects to the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the "Plan"). The terms of this Stock Option Agreement are subject to the terms and conditions of the Plan.

     B. The Option exercise price of the Common Stock is $________ per share, the Fair Market Value (as defined in the Plan) of the Common Stock on ____________, 200__, the date of grant.

     C. The Options granted hereunder shall vest in ___________ equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or _______________ __, 200_, and succeeding installments on each anniversary thereafter through ________________ __, 20__. The Options granted hereunder may be exercised for up to ten (10) years from the date of grant, subject to sub-paragraph E below.

     D. All Options granted to Participant shall be deemed to be Incentive Stock Options to the extent permitted under the Internal Revenue Code and regulations.

     E. If Participant ceases to maintain employment with the Company or its affiliates, including Colonial Bank, FSB (the "Bank") for any reason other than Disability (as defined in the Plan), death, Retirement (as defined in the Plan) or termination following a Change in Control (as defined in the Plan), unvested Options will be forfeited and vested Options will be exercisable for a period of up to three (3) months following such cessation of employment. If Participant ceases employment with the Bank or Company due to death, Disability, Retirement or following a Change in Control, Options granted hereunder, whether or not exercisable at such time, will become exercisable by Participant (or his/her legal representative or beneficiary) for one (1) year following cessation of employment; provided, however, except in the case of death or Disability, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Option is exercised more than three (3) months following termination. In order to obtain Incentive Stock Option treatment for an Option exercised by the heirs or devisees of the Participant, the death of the Participant must have occurred while the Participant is employed by the Company or an affiliate, or within three (3) months of the Participant's cessation of employment. In no event will the period of exercise extend beyond the expiration of the Option term. Options awarded to an employee who also serves as a director shall not be deemed to vest due to Retirement so long as such person continues as a member of the board of directors, provided that nothing herein shall increase the period that such options can be considered Incentive Stock Options. Notwithstanding anything herein to the contrary, if an employee who is also a member of the board of directors terminates employment prior to Retirement (for reasons other than death, Disability or due to a Change in Control), all unvested Options will be forfeited at such time.

     F. Stock Appreciation Rights ("SARs") are hereby granted with respect to all Options granted hereunder. SARs are granted in tandem with the Options granted hereunder and the exercise of one will cause the cancellation of the other. If the Participant exercises SARs, the Participant will not be required to pay the exercise price of the related Option and will be entitled to receive Common Stock of the Company equal in value to the difference between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of the related Options (which will be cancelled).

                 --------------------------------------------------
                 Example: Participant receives 1,000 Options and related SARs. The Options have an exercise price of $12. When the Company Stock is trading at $18,
                 the Participant exercises 300 SARs.   Because the
                 Participant has exercised SARs, the Participant does not have to pay the exercise price. The Participant receives 100 shares of the Company stock. The related 300 options will be cancelled.

                   $18    Common Stock
                 - $12    exercise price
                   ---------------------
                    $6    SAR value
                 x 300    SARs exercised
                   ---------------------
                 $1,800/18 Common Stock=100 shares
                 ---------------------------------------------------

     G. Options may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The Participant, as a condition to exercise of the Options, shall represent to the Company that the shares of Common Stock of the Company that he/she acquires pursuant to such exercise are being acquired by such Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     H. All Options granted to the Participant as Incentive Stock Options may not be transferred in any manner otherwise than by will or the laws of intestate succession, and may be exercised during the lifetime of the Participant only by such Participant.

     I. A copy of the Plan has been provided to Participant. Participant is not required to exercise the Options as to any particular number or shares at one time, but the Options must be exercised, if at all and to the extent exercised, by no later than ten years from the date of grant. The Options may be exercised during such term only in accordance with the terms of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will control.

     J. All exercises of the Options must be made by executing and returning the Notice of Exercise of Stock Options attached hereto as Exhibit A, and upon receipt of any shares of Common Stock upon the exercise of any Options, the recipient shall complete and return to the Company the Acknowledgment of Receipt of Stock Option Shares attached hereto as Exhibit B.

     K. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company or the Bank to discharge the Participant or restrict the right of the Participant to terminate his employment.

     L. The Participant acknowledges receipt of a copy of the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts the Options subject to all the terms and provisions of such Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee established to administer such Plan upon any questions arising under such plan.

Dated:
      -------------------------

ATTEST:                                     COLONIAL BANKSHARES, INC.


--------------------------------            ---------------------------------


WITNESS:                                    PARTICIPANT


--------------------------------            ---------------------------------



      This Stock Option Agreement must be executed in duplicate originals, with one original retained by the Company
                  and one original retained by the Participant

                                   EXHIBIT A
                       NOTICE OF EXERCISE OF STOCK OPTIONS
                                  (BY EMPLOYEE)

     I hereby exercise the stock option (the "Option") granted to me by Colonial Bankshares, Inc. (the "Company") or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the "Agreement") and the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan (the "Plan") referred to therein, and notify you of my desire to purchase _________________ shares of common stock of the Company ("Common Stock") for a purchase price of $_________ per share.

         Enclosed please find (check one):

         ___ Cash, my check in the sum of $_______, or electronic funds transfer (EFT) in the sum of $____________ in full payment of the purchase price.

         ___ Stock of the Company with a fair market value of $______ in full payment of the purchase price.*

         ___ My check in the sum of $_______ and stock of the Company with a fair market value of $________, in full payment of the purchase price.*

         ___ Please sell ______ Shares from my Option Shares through a broker in full/partial payment of the purchase price.

     I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

         I hereby represent that it is my intention to acquire these shares for the following purpose:

         ___      investment
         ___      resale or distribution

     Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Dated: ____________, _____.            _________________________________________
                                                 Participant's signature

     * If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in "street name" by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

                                    EXHIBIT B

                ACKNOWLEDGMENT OF RECEIPT OF STOCK OPTION SHARES

     I hereby acknowledge the delivery to me by Colonial Bankshares, Inc. (the "Company") or its affiliate on ______________________________________, of stock certificates for ________________ shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the Colonial Bankshares, Inc. 2006 Stock-Based Incentive Plan, as applicable, which shares were transferred to me on the Company's stock record books on _____________________.


Dated:
      -----------------------------




                                              -------------------------------
                                              Participant's signature